Exhibit 99.1

EMPIRE STATE REALTY TRUST ANNOUNCES SECOND QUARTER 2017 RESULTS

- Earnings of $0.10 Per Fully Diluted Share -

- Core FFO of $0.25 Per Fully Diluted Share -

- Leased 329,866 Square Feet of Office and Retail Space -

New York, New York, July 26, 2017 - Empire State Realty Trust, Inc. (NYSE: ESRT) (the “Company”), a real estate investment trust with office and retail properties in Manhattan and the greater New York metropolitan area, today reported its operational and financial results for the second quarter of 2017.

“We are pleased with our strong second quarter results. Core FFO increased 13.1% from the second quarter of 2016. We continue to consolidate, redevelop and re-lease space to larger, higher credit quality tenants at materially higher rents and create value. During the quarter, we leased over 329,000 square feet which resulted in attractive spreads on both new Manhattan office and total portfolio leases of 49.9% and 31.0%, respectively. We continue to deliver on the embedded, de-risked growth within our portfolio. Prospective tenants are attracted to our modernized spaces within well-located, amenity-rich office buildings,” stated John B. Kessler, Empire State Realty Trust’s President and Chief Operating Officer.

“Year-to-date, Observatory revenue grew 3.6% and Observatory net operating income grew 5.5%, as compared with the first half of 2016, driven by improved revenue mix despite unfavorable weather conditions. We further strengthened our balance sheet through the successful refinancing of our 2017 mortgage maturities which lowered our interest expense and meaningfully extended our maturities. We are happy to have the liquidity, strength, and flexibility of our balance sheet to fund future growth opportunities and create long-term value for our shareholders,” added Kessler.

Second Quarter Highlights

•	Achieved net income attributable to the Company of $0.10 per fully diluted share and Core Funds From Operations (“Core FFO”) of $0.25 per fully diluted share, which includes additional share issuance in August 2016.

•	Occupancy and leased percentages at June 30, 2017:

•	Total portfolio was 89.2% occupied; including signed leases not commenced (“SLNC”), the total portfolio was 91.3% leased.

•	Manhattan office portfolio (excluding the retail component of these properties) was 88.3% occupied; including SLNC, the Manhattan office portfolio was 90.7% leased.

•	Retail portfolio was 95.9% occupied; including SLNC, the retail portfolio was 96.0% leased.

•	Empire State Building was 92.1% occupied; including SLNC, was 92.4% leased.

•	Signed 51 leases, representing 329,866 rentable square feet across the total portfolio, achieving a portfolio-wide 31.0% increase in mark-to-market rent over previous fully escalated rents on new, renewal, and expansion leases.

•	Signed 26 new leases representing 208,594 rentable square feet for the Manhattan office portfolio (excluding the retail component of these properties), achieving an increase of 49.9% in mark-to-market rent over previous fully escalated rents.

•	The Empire State Building Observatory revenue for the second quarter 2017 grew 6.9% to $34.0 million from $31.8 million in the second quarter 2016.

•	Declared a dividend in the amount of $0.105 per share.

Financial Results for the Second Quarter 2017

Net income attributable to common stockholders was $16.6 million, or $0.10 per fully diluted share, compared to $11.1 million, or $0.09 per fully diluted share, in the second quarter of 2016.

Core FFO was $73.2 million, or $0.25 per fully diluted share, compared to $64.8 million, or $0.24 per fully diluted share, in the second quarter of 2016.

Modified FFO was $73.2 million, or $0.25 per fully diluted share, compared to $64.8 million, or $0.24 per fully diluted share, in the second quarter of 2016.

FFO was $71.3 million, or $0.24 per fully diluted share, compared to $62.8 million, or $0.24 per fully diluted share, in the second quarter of 2016.

A reconciliation of net income to FFO, Modified FFO and Core FFO is provided in the tables accompanying this press release.

Financial Results for the Six Months Ended June 30, 2017

Net income attributable to common stockholders was $26.6 million, or $0.17 per fully diluted share, compared to $18.5 million, or $0.15 per fully diluted share, in the six months ended June 30, 2016.

Core FFO was $134.5 million, or $0.45 per fully diluted share, compared to $122.9 million, or $0.46 per fully diluted share, in the six months ended June 30, 2016.

Modified FFO was $134.5 million, or $0.45 per fully diluted share, compared to $122.3 million, or $0.46 per fully diluted share, in the six months ended June 30, 2016.

FFO was $130.6 million, or $0.44 per fully diluted share, compared to $118.3 million, or $0.44 per fully diluted share, in the six months ended June 30, 2016.

Portfolio Operations

As of June 30, 2017, the Company’s total portfolio contained 10.1 million rentable square feet of office and retail space. The Company’s occupancy levels fluctuate in certain periods due to the timing lag that exists between the date of tenants’ move out and the date of Company’s completion of redevelopment work for new leases to commence. As of June 30, 2017, the Company’s portfolio was occupied and leased as follows. Leased percentages include signed leases not commenced.

	June 30, 2017	March 31, 2017	June 30, 2016
Percent occupied:
Total portfolio	89.2%	88.8%	86.6%
Total office	88.7%	88.3%	86.9%
Manhattan office	88.3%	87.8%	84.9%
Empire State Building	92.1%	91.5%	88.7%
Retail	95.9%	94.4%	83.6%
Percent leased:
Total portfolio	91.3%	89.5%	89.4%
Total office	90.9%	89.2%	89.6%
Manhattan office	90.7%	88.6%	88.4%
Empire State Building	92.4%	91.7%	90.7%
Retail	96.0%	94.5%	86.0%

Leasing

For the three months ended June 30, 2017, the Company signed 51 new, renewal, and expansion leases within the total portfolio, comprising 329,866 rentable square feet with an average starting rental rate of $54.39 per rentable square foot, representing an increase of 31.0% over the previous fully escalated rent.

On a blended basis, the 46 new, renewal, and expansion office leases signed within the total portfolio during the quarter had an average starting rental rate of $55.22 per rentable square foot, representing an increase of 36.0% over the previous fully escalated rent.

On a blended basis, the five new and renewal retail leases signed within the total portfolio during the quarter had a starting rental rate of $40.66 per rentable square foot, representing a decrease of 15.5% over the previous fully escalated rent, primarily due to two parking garage lease renewals.

Leases Signed in the Second Quarter 2017 for the Manhattan Office Portfolio

•	26 new leases, comprising 208,594 rentable square feet, with an average starting rental rate of $60.11 per rentable square foot, representing an increase of 49.9% over the previous fully escalated rent, and

•	14 renewal leases, comprising 42,447 rentable square feet, with an average starting rental rate of $58.07 per rentable square foot, representing an increase of 5.7% over the previous fully escalated rent.

Significant Leases Executed During the Second Quarter 2017

•	At 111 West 33rd Street, the Company signed a new two full floor office lease, totaling 80,903 rentable square feet, with Gap Inc. for a term of 12.6 years.

•	At 1400 Broadway, the Company signed a new office lease, totaling 29,952 rentable square feet, with Renfro Corporation for a term of 16.2 years.

•	At One Grand Central Place, the Company signed a new full floor office lease, totaling 17,573 rentable square feet, with iCapital Network for a term of 10.8 years.

Empire State Building

The Company continues to renovate and lease the 2.8 million rentable square foot Empire State Building, its flagship property. In the second quarter 2017, the Company commenced the first phase of a capital project to enhance the experience of office and retail tenants and Observatory visitors. The first phase will move the Observatory entrance to a new, larger, designated entrance at the western side of the Empire State Building on 34th Street which will improve the commercial tenant and office visitor experience and the value of the Empire State Building’s 34th Street retail. At June 30, 2017, the Empire State Building was 92.1% occupied; including SLNC, the Empire State Building was 92.4% leased.

During the second quarter 2017, the Company signed 10 office leases at the Empire State Building, representing 33,574 rentable square feet in the aggregate.

Observatory revenue for the second quarter 2017 was $34.0 million, a 6.9% increase from $31.8 million in the second quarter 2016. The Observatory hosted approximately 1,126,000 visitors in the second quarter 2017 compared to 1,124,000 visitors in the second quarter 2016, an increase of 0.2%. A portion of this increase can be attributed to the shift of the Easter weekend to the second quarter in 2017 from the first quarter in 2016. In the second quarter 2017, there were 15 bad weather days compared to 13 bad weather days in the second quarter 2016.

Observatory revenue was $54.9 million for the six months ended June 30, 2017, a 3.6% increase from $53.0 million for the six months ended June 30, 2016. For the six months ended June 30, 2017, the Observatory hosted approximately 1,762,000 visitors, compared to 1,843,000 visitors for the same period in 2016, a decrease of 4.4%. For the six months ended June 30, 2017, there were 37 bad weather days compared to 21 bad weather days in the six months ended June 30, 2016.

Balance Sheet

At June 30, 2017, there was no outstanding balance on the Company’s $1.1 billion unsecured revolving credit facility. The unsecured revolving credit facility has an accordion feature allowing for an additional increase in its maximum aggregate principal balance to $1.25 billion under certain circumstances.

At June 30, 2017, the Company had total debt outstanding of approximately $1.6 billion, with a weighted average interest rate of 3.96% per annum, and a weighted average term to maturity of 6.5 years. As of June 30, 2017, the Company had no debt maturing during the remainder of 2017 and $262.2 million of debt maturing in 2018. As of June 30, 2017, the Company had cash and cash equivalents of $441.0 million. The Company’s consolidated net debt to total market capitalization was approximately 15.5% as of June 30, 2017, and consolidated net debt to EBITDA was 3.3x.

During the second quarter 2017, the Company refinanced $336 million of maturing mortgage debt with a weighted average interest rate of 5.67%. The new mortgage debt of $315 million in the aggregate has a weighted average maturity of 11 years and a weighted average interest rate of 4.44%, after adjusting for the settlement of a $200 million forward starting interest rate swap.

Dividend

On June 30, 2017, the Company paid a dividend of $0.105 per share for the second quarter 2017 to holders of the Company’s Class A common stock and Class B common stock and to holders of the operating partnership’s Series ES, Series 250 and Series 60 operating partnership units (NYSE Arca: ESBA, FISK and OGCP, respectively) and Series PR operating partnership units. The Company paid a dividend of $0.15 per unit for the second quarter 2017 to holders of the operating partnership’s private perpetual preferred units.

Webcast and Conference Call Details

Empire State Realty Trust, Inc. will host a webcast and conference call, open to the general public, on Thursday, July 27, 2017 at 8:30 am Eastern time.

The webcast will be available in the “Investors” section of the Company’s website at www.empirestaterealtytrust.com. To listen to the live webcast, go to the site at least five minutes prior to the scheduled start time in order to register, download and install any necessary audio software. Shortly after the call, a replay of the webcast will be available for 90 days on the Company’s website.

The conference call can also be accessed by dialing 1-877-407-3982 for domestic callers or 1-201-493-6780 for international callers. A dial-in replay will be available starting shortly after the call until August 3, 2017, which can be accessed by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers. The passcode for this dial-in replay is 13666062.

The Supplemental Report will be available prior to the conference call in the “Investors” section of the Company’s website, www.empirestaterealtytrust.com.

About Empire State Realty Trust

Empire State Realty Trust, Inc. (NYSE: ESRT), a leading real estate investment trust (REIT), owns, manages, operates, acquires and repositions office and retail properties in Manhattan and the greater New York metropolitan area, including the Empire State Building, the world’s most famous building. Headquartered in New York, New York, the Company’s office and retail portfolio covers 10.1 million rentable square feet, as of June 30, 2017, consisting of 9.4 million rentable square feet in 14 office properties, including nine in Manhattan, three in Fairfield County, Connecticut, and two in Westchester County, New York; and approximately 700,000 rentable square feet in the retail portfolio.

Forward-Looking Statements

This press release includes “forward looking statements” within the meaning of the federal securities laws. Forward-looking statements may be identified by the use of words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates,” “contemplates,” “aims,” “continues,” “would” or “anticipates” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: changes in our industry, the real estate markets, either nationally or in Manhattan or the greater New York metropolitan area; resolution of legal proceedings involving the company; reduced demand for office or retail space; general volatility of the capital and credit markets and the market price of our Class A common stock and our publicly-traded operating partnership units; changes in our business strategy; changes in technology and market competition which affect utilization of our broadcast or other facilities; changes in domestic or international tourism, including geopolitical events and currency exchange rates; defaults on, early terminations of, or non-renewal of, leases by tenants; fluctuations in interest rates; declining real estate valuations and impairment charges; termination or expiration of our ground leases; our failure to obtain or maintain necessary outside financing, including our unsecured revolving credit facility; our leverage; decreased rental rates or increased vacancy rates; our failure to redevelop and reposition properties, or to execute any newly planned capital project, successfully or on the anticipated timeline or at the anticipated costs; difficulties in identifying properties to acquire and completing acquisitions; risks of real estate development (including our Metro Tower development site) and capital projects, including the cost of construction delays and cost overruns; impact of changes in governmental regulations, tax law and rates and similar matters; and our failure to qualify as a real estate investment trust, or REIT. For a further discussion of these and other factors that could impact the Company’s future results, performance or transactions, see the section entitled “Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2016, and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission.

While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events, or other changes after the date of this press release, except as required by applicable law. Prospective investors should not place undue reliance on any forward-looking statements, which are based only on information currently available to the Company (or to third parties making the forward-looking statements).

Contact:

Investors

Empire State Realty Trust Investor Relations

(212) 850-2678

IR@empirestaterealtytrust.com

Media

Sard Verbinnen & Co.

(212) 687-8080

Empire State Realty Trust, Inc.

Condensed Consolidated Statements of Income

(unaudited and amounts in thousands, except per share data)

	Three Months Ended June 30,
	2017	2016
Revenues
Rental revenue	$120,844	$112,613
Tenant expense reimbursement	17,569	19,054
Observatory revenue	33,966	31,838
Third-party management and other fees	392	423
Other revenue and fees	4,353	1,887

Total revenues	177,124	165,815
Operating expenses
Property operating expenses	38,529	37,386
Ground rent expenses	2,332	2,330
General and administrative expenses	12,579	12,907
Observatory expenses	7,176	6,895
Real estate taxes	24,542	23,557
Depreciation and amortization	40,532	38,548

Total operating expenses	125,690	121,623

Total operating income	51,434	44,192
Other expenses:
Interest expense	(17,477)	(17,420)
Loss from derivative financial instruments	(42)	—

Income before income taxes	33,915	26,772
Income tax expense	(2,556)	(2,132)

Net income	31,359	24,640
Preferred unit distributions	(234)	(234)
Net income attributable to non-controlling interests	(14,541)	(13,317)

Net income attributable to common stockholders	$16,584	$11,089

Total weighted average shares
Basic	157,921	122,502

Diluted	298,398	266,167

Net income per share attributable to common stockholders
Basic	$0.10	$0.09

Diluted	$0.10	$0.09

Empire State Realty Trust, Inc.

Condensed Consolidated Statements of Income

(unaudited and amounts in thousands, except per share data)

	Six Months Ended June 30,
	2017	2016
Revenues
Rental revenue	$237,957	$227,521
Tenant expense reimbursement	33,543	37,174
Observatory revenue	54,906	53,019
Third-party management and other fees	743	968
Other revenue and fees	14,929	4,207

Total revenues	342,078	322,889
Operating expenses
Property operating expenses	80,739	76,490
Ground rent expenses	4,663	4,663
General and administrative expenses	23,667	23,825
Observatory expenses	14,431	14,650
Real estate taxes	49,100	47,082
Acquisition expenses	—	98
Depreciation and amortization	81,378	77,775

Total operating expenses	253,978	244,583

Total operating income	88,100	78,306
Other expenses:
Interest expense	(35,219)	(35,371)
Loss from derivative financial instruments	(289)	—

Income before income taxes	52,592	42,935
Income tax expense	(2,088)	(1,590)

Net income	50,504	41,345
Preferred unit distributions	(468)	(468)
Net income attributable to non-controlling interests	(23,467)	(22,360)

Net income attributable to common stockholders	$26,569	$18,517

Total weighted average shares
Basic	157,265	121,640

Diluted	298,180	267,121

Net income per share attributable to common stockholders
Basic	$0.17	$0.15

Diluted	$0.17	$0.15

Empire State Realty Trust, Inc.

Reconciliation of Net Income to Funds From Operations (“FFO”),

Modified Funds From Operations (“Modified FFO”) and Core Funds From Operations (“Core FFO”)

(unaudited and amounts in thousands, except per share data)

	Three Months Ended June 30,
	2017	2016
Net income	$31,359	$24,640
Preferred unit distributions	(234)	(234)
Real estate depreciation and amortization	40,132	38,386

FFO attributable to common stockholders and non-controlling interests	71,257	62,792
Amortization of below-market ground leases	1,958	1,958

Modified FFO attributable to common stockholders and non-controlling interests	73,215	64,750
Prepayment penalty and deferred financing cost write-off	—	—
Acquisition expenses	—	—

Core FFO attributable to common stockholders and non-controlling interests	$73,215	$64,750

Total weighted average shares
Basic	296,388	266,167

Diluted	298,398	266,167

FFO per share
Basic	$0.24	$0.24

Diluted	$0.24	$0.24

Modified FFO per share
Basic	$0.25	$0.24

Diluted	$0.25	$0.24

Core FFO per share
Basic	$0.25	$0.24

Diluted	$0.25	$0.24

Empire State Realty Trust, Inc.

Reconciliation of Net Income to Funds From Operations (“FFO”),

Modified Funds From Operations (“Modified FFO”) and Core Funds From Operations (“Core FFO”)

(unaudited and amounts in thousands, except per share data)

	Six Months Ended June 30,
	2017	2016
Net income	$50,504	$41,345
Preferred unit distributions	(468)	(468)
Real estate depreciation and amortization	80,556	77,461

FFO attributable to common stockholders and non-controlling interests	130,592	118,338
Amortization of below-market ground leases	3,916	3,916

Modified FFO attributable to common stockholders and non-controlling interests	134,508	122,254
Prepayment penalty and deferred financing cost write-off	—	552
Acquisition expenses	—	98

Core FFO attributable to common stockholders and non-controlling interests	$134,508	$122,904

Total weighted average shares
Basic	296,388	266,151

Diluted	298,180	266,151

FFO per share
Basic	$0.44	$0.44

Diluted	$0.44	$0.44

Modified FFO per share
Basic	$0.45	$0.46

Diluted	$0.45	$0.46

Core FFO per share
Basic	$0.45	$0.46

Diluted	$0.45	$0.46

Empire State Realty Trust, Inc.

Condensed Consolidated Balance Sheets

(unaudited and amounts in thousands)

	June 30, 2017	December 31, 2016
Assets
Commercial real estate properties, at cost	$2,556,609	$2,458,629
Less: accumulated depreciation	(605,481)	(556,546)

Commercial real estate properties, net	1,951,128	1,902,083
Cash and cash equivalents	440,958	554,371
Restricted cash	68,011	61,514
Tenant and other receivables	23,995	22,542
Deferred rent receivables	165,470	152,074
Prepaid expenses and other assets	54,624	53,749
Deferred costs, net	263,392	277,081
Acquired below market ground leases, net	372,144	376,060
Goodwill	491,479	491,479

Total assets	$3,831,201	$3,890,953

Liabilities and equity
Mortgage notes payable, net	$724,312	$759,016
Senior unsecured notes, net	592,073	590,388
Unsecured term loan facility, net	263,114	262,927
Unsecured revolving credit facility	—	—
Accounts payable and accrued expenses	136,617	134,064
Acquired below market leases, net	74,083	82,300
Deferred revenue and other liabilities	27,380	32,212
Tenants’ security deposits	49,669	47,183

Total liabilities	1,867,248	1,908,090
Total equity	1,963,953	1,982,863

Total liabilities and equity	$3,831,201	$3,890,953